Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-229451 on Form S-3 and Registration Statement Nos. 333-237382, 333-221550 and 333-269057 on Form S-8 of our reports dated February 28, 2023, relating to the financial statements of eXp World Holdings, Inc. and the effectiveness of eXp World Holdings, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

San Francisco, California

February 28, 2023